Exhibit 99.1

CERTIFICATION OF PERIODIC REPORT

          I, Roger W. Johnson, Chief Executive Officer of Collectors Universe, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Sections 1350, that:

(1)

the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2002 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations for the Company.

November 14, 2002

/s/ ROGER W. JOHNSON

Roger W. Johnson Chief Executive Officer